Exhibit 4.92
                          AMENDMENT THREE TO
                  AMENDED AND RESTATED LOAN AGREEMENT



      This Amendment Three is dated as of November 30, 1995 and is made by and between MECHANICAL TECHNOLOGY INCORPORATED, a corporation organized under the laws of New York (the "Borrower") and THE CHASE MANHATTAN BANK, N.A., a national banking association organized under the laws of the United States of America and the successor in interest to Chase Lincoln First Bank, N.A. (the "Bank").

                       Statement of the Premises
                       -------------------------
      The Borrower and the Bank previously entered into an Amended and Restated Loan Agreement dated as of July 22, 1992 as amended by Amendment One thereto dated as of August 1, 1994 and Amendment Two thereto dated as of November 22, 1994 (the "Loan Agreement"). The Borrower and the Bank wish to extend the "Maturity Date" under the Loan Agreement in conjunction with an extension of the maturity of the Borrower's obligations to Chemical Bank and to make certain other amendments to the Loan Agreement.

                      Statement of Consideration
                      --------------------------
      Accordingly, in consideration of the premises and under the authority of
Section 5-1103 of the New York General Obligations Law, the Borrower and the Bank agree as follows.

                               Agreement
                               ---------
      1. Defined Terms. The terms "this Agreement", "hereunder" and similar references in the Loan Agreement shall be deemed to refer to the Loan Agreement as amended hereby. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

      2. Amendment. Effective as of October 31, 1995, the Loan Agreement is hereby amended, as follows:

           2.1 Section 1.1 of the Loan Agreement is amended by changing the definitions of "Extended Maturity Date" and "Maturity Date" to read, in their entirety, respectively, as follows:

           "Extended Maturity Date" means October 31, 1998

           "Maturity Date" means October 31, 1998.


           2.2 Section 1.1 of the Loan Agreement is amended by adding the following definitions thereto, as follows:

           "Additional Loans" means the Additional Loan or Loans which were made by the Bank to the Borrower pursuant to and under Section 2.6 of the Loan Agreement as added by Amendment Two to the Loan Agreement as in effect immediately prior to Amendment Three to this Loan Agreement.

           "1995 Installment" means the installment payment of $250,000 due no later than December 31, 1995 pursuant to Subsection (A) of Section 2.5 as amended by Amendment Three to this Loan Agreement.

           "UTE Proceeds" means any proceeds received by or on behalf of the Borrower after October 31, 1995 pursuant to and under the Settlement and Claims Agreement and Order Approving Same entered in the bankruptcy proceeding of United Telecontrol Electronics, Inc., as Debtor, in the United States Bankruptcy Court for the District of New Jersey.

           2.3 Section 2.1 of the Loan Agreement is amended by adding the following sentence at the end thereof.

           The Bank and the Borrower acknowledge and agree that, as of October 31, 1995, after giving effect to all applications of proceeds of Escrow Monies and UTE Proceeds through such date as well as the incurrence of all Additional Loans through such date, $1,962,710.10 is the aggregate principal amount outstanding under the Loan (including all Additional Loans) as of the close of business on October 31, 1995.

           2.4 Subsection (A) of Section 2.5 of the Loan Agreement is hereby amended to read in its entirety, as follows:

                (A) The aggregate principal of the Loan outstanding as at the close of business on October 31, 1995 shall be payable as follows: (i) the Borrower shall make a principal payment on the Loan in the amount of $250,000 no later than December 31, 1995 (the "1995 Installment"); and (ii) the Borrower shall pay thirty -four consecutive, monthly principal payments due on the last day of each month, commencing on January 31, 1996 and continuing through and ending on the Extended Maturity Date in substantially equal amounts, as follows:
           thirty-three payments of $50,373 and a final and thirty-fourth payment of $50,401.10.

           2.5 Section 2.6 is hereby amended to read in its entirety, as follows:

           SECTION 2.6 UTE Proceeds. If payment of UTE Proceeds shall be received sooner than December 31, 1995, up to $250,000 of the UTE Proceeds shall be first applied to payment of the Loan in satisfaction, pro tanto, of the 1995 Installment and, then, up to $50,000 of the UTE Proceeds shall be remitted to the Borrower, free and clear of any lien of the Bank. If the 1995 Installment shall have been fully paid and the UTE Proceeds shall subsequently be received and if no Default shall then exist, such UTE Proceeds shall be remitted to the Borrower, free and clear of any lien of the Bank.

           2.6 Section 2.7 of the Loan Agreement is hereby amended by deleting the first sentence of such section.

      3. Waiver. All Defaults, if any, which exist on the date hereof (November 30, 1995) are hereby waived by the Bank, together with the right of the Bank to assert an Event of Default under Article VII of the Loan Agreement on the basis of such Defaults.

      4. Conditions of Effectiveness. This Amendment Three shall become effective when and only when this Amendment Three shall have been executed by the Borrower and the Bank, and all the following items shall have been completed, each document being in form and substance satisfactory to the Bank, the Borrower and their respective counsel.

           4.1 Consummation of Extension by Chemical Bank. Chemical Bank shall have extended its $4,000,000 line of credit for an additional three-year period (the "Chemical Extension"), and the Chemical Extension shall be in full force and effect.

           4.2 Payment of Restructuring Fee. The Borrower shall have paid the Bank a restructuring fee of $30,000.

           4.3 Confirmation of Security Documents. All guaranties and security interests which were in force on October 31, 1995 shall be confirmed by the parties thereto.

           4.4 Resolutions. The Borrower shall have delivered to the Bank certified copies of the resolutions of the Board of Directors of the Borrower approving this Amendment Three.

           4.5 Evidence of Bank Authority. The execution and delivery by an officer of the Bank of a certificate stating that this Amendment Three has been approved on behalf of the Bank by all necessary and applicable procedures of the Bank in full concordance with all applicable policies and requirements of the Bank.

           4.5 Legal Expense. The Borrower shall have paid all reasonable legal fees and disbursements of outside counsel to the Bank incurred on and after October 30, 1995 in connection with the preparation and negotiation of this Amendment Three and all ancillary documents up to a maximum aggregate amount of $7,500.

      5.  Effect on the Loan Documents.

           5.1 Except as specifically amended or waived above, the Loan Agreement and all Security Documents other than those which are expressly released by the Bank concurrently herewith shall remain in full force and effect and are hereby ratified and confirmed.

           5.2 The execution, delivery and effectiveness of this Amendment Three shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Bank under the Loan Agreement or any Security Document or any agreement or instrument ancillary thereto, nor constitute a waiver of any provision of any thereof.

           5.3 The Borrower acknowledges that as of the date of this Amendment Three , there exists no defense, counterclaim or set-off to payment of the "Loan" (as defined in the Loan Agreement) in accordance with its terms.

           5.4 The Borrower acknowledges that as of the date of this Amendment Three the Borrower owes to the Bank the principal amount specified in
Section 2.1 of the Loan Agreement under and pursuant to each evidence of indebtedness listed on such Schedule 1 hereto.

      6. Execution in Counterparts. This Amendment Three may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all or which taken together shall constitute but one and the same instrument.

                                   IN WITNESS WHEREOF, the parties hereto
have caused this Amendment Three to be executed by their respective representatives thereunto duly authorized, as of the date first above written.


                           MECHANICAL TECHNOLOGY INCORPORATED
                           By:   /s/ R. Wayne Diesel
                                ------------------------------------------------

                           Its: President
                                _____________________________


                           THE CHASE MANHATTAN BANK, N.A.

                           By:   /s/ John H. Watt, Jr.
                                ------------------------------------------------
                           Its: Vice President
                                _____________________________

                     SCHEDULE 1 TO AMENDMENT THREE
                     -----------------------------

1. Restated Mortgage Note dated as of July 24, 1992 issued by Borrower to Bank in the original principal amount of $5,000,000.

2. Mortgage Note dated as of October 6, 1995 issued by Borrower to Bank in the original principal amount of $340,000.